Exhibit 32.2
CERTIFICATION

In connection with the quarterly report on Form 10-Q of CYBRA Corporation (the “Company”) for the period ended March 31, 2010 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Harold Brand, Interim Chief Financial Officer of the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of my knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 14, 2009                                                              /s/ Harold Brand
Harold Brand
Interim Chief Financial Officer